UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 6, 2018

SEVEN STARS CLOUD GROUP, INC.
(Exact name of registrant as specified in its charter)

Nevada	001-35561	20-1778374
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
incorporation)

Room 4, Fenghuayuan Drive-in Movie Theater Park,

No. 21, Liangmaqiao Road,

Chaoyang District, Beijing 10015, PRC

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: 212-206-1216

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

        Emerging growth company ☐

 If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Chief Financial Officer Resignation and Interim Chief Financial Officer Appointment

Effective as of April 6, 2018, Simon Wang, Chief Financial Officer of Seven Stars Cloud Group, Inc. (the “Company”) announced his resignation as Chief Financial Officer. Mr. Wang’s resignation as Chief Financial Officer was not because of any disagreement with the Company known to an executive officer of the Company on any matter related to the Company’s operations, policies, or practices. The Company thanks Mr. Wang for his service.

On April 11, 2018, the Board unanimously appointed its previous Finance Director, Mr. Jason Wu, as the interim Chief Financial Officer (“Interim CFO”) and principal accounting officer of Seven Stars Cloud Group, Inc. (the “Company”), effective immediately. There is no arrangement or understanding between Mr. Wu and any other person pursuant to which Mr. Wu was selected as Interim CFO, there is no family relationship between Mr. Wu and any director or officer of the Company, and Mr. Wu is not party to any transaction in which the Company is a participant. Pursuant to Mr. Wu’s current and established employment agreement for his previous role as Finance Director and which ends on May 1, 2020, Mr. Wu will continue to receive annual base salary the amount of RMB 546,000, but now will receive such compensation for his service as Interim CFO and will continue to be entitled to participate in all employment benefit plans, policies of the Company generally available.

Mr. Wu, age 30, has more than 7 years of financial management and US GAAP accounting practice and has been the Finance Director of the Company since May 2017. Prior to joining the Company, from March 2016 to April 2017, Mr. Wu was the audit manager of Deloitte Shanghai office, where he led various audit engagement teams to provide U.S. market initial public offerings service and multiple PCAOB audit services. Before March 2016, Mr. Wu was working in Deloitte Seattle office for more than one year and served world-wide famous clients. Vocational qualifications of Mr. Wu include Chinese Institute of Certified Public Accountants and the Association of Chartered Certified Accountants. Mr. Wu holds a Bachelor’s Degree in Management Administration from Xi’an Jiaotong University.

Item 8.01.	Other Events.

On April 12, 2018, the Company issued a press release announcing the appointment of Mr. Wu as interim Chief Financial Officer and principal accounting officer, a copy of which is filed as Exhibit 99.1 hereto.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Press Release dated April 12, 2018

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SEVEN STARS CLOUD GROUP, INC.

Date: April 12, 2018	By:	/s/ Bruno Wu
Bruno Wu
Chief Executive Officer